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                                                                   Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PairGain Technologies, Inc. on Form S-8 of our report dated January 29, 1998 appearing in the Annual Report on Form 10-K/A of PairGain Technologies, Inc. for the year ended December 31, 1997.




/S/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Costa Mesa, California
July 28, 1998